UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

RAVE Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas                                                                                                                         75056
(Address of principal executive offices)                                                                                                                           (Zip Code)

Registrant's telephone number, including area code: (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On December 22, 2016, Rave Restaurant Group, Inc. (the "Company") obtained a $1.0 million loan from its largest shareholder, Newcastle Partners, LP ("Newcastle"), evidenced by a Promissory Note.  The loan bears interest at 10% per annum and is due and payable on April 30, 2017.  Newcastle is an affiliate of the Company's Chairman, Mark E. Schwarz, and its Interim President and Chief Executive Officer, Clinton J. Coleman.

The foregoing description of the loan is qualified in its entirety by reference to the Promissory Note filed as Exhibit 4.1 hereto and incorporated herein by this reference.

Item 8.01                Other Events

On December 22, 2016, the board of directors of the Company approved a proposed rights offering to its existing shareholders and, in connection therewith, declared a dividend of subscription rights ("Rights") to holders of record of its common stock as of December 21, 2016, to purchase 4% Convertible Senior Notes due 2022, par $100 ("Notes").  Shareholders will be issued 0.2817% of a Right per share of the common stock held on the record date (i.e., one Right for each 355 shares); provided, however, that the number of Rights will be rounded to the nearest whole number and no fractional Rights will be issued. Each whole Right will entitle the holder to purchase one Note at the par value of $100 each. The Notes will be convertible into shares of common stock at a conversion price of $2.00 per share (i.e., 50 shares of common stock per Note).  The subscription rights become exercisable upon the date that a registration statement covering the Notes and shares of common stock into which they are convertible is declared effective, or such later date as may be determined by the Chairman or the President of the Company.

The proposed rights offering will be subject to exercise of Rights for a minimum of $1,000,000 and a maximum of $3,000,000 in principal amount of the Notes.  The net proceeds of the proposed rights offering are intended to be used to repay the loan from Newcastle, to fund continued restaurant development activity and to provide working capital for general corporate purposes.

On December 22, 2016, the Company filed a registration statement on Form S-3 with respect to the proposed rights offering of the Notes.  The terms and conditions of the rights offering, the description of the Notes and important additional information are more fully set forth in the registration statement, as the same may be amended or supplemented from time to time.

On December 22, 2016, the Company issued a press release announcing the loan from Newcastle and the proposed rights offering, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

4.1	Promissory Note dated December 22, 2016, payable by Rave Restaurant Group, Inc. to Newcastle Partners, LP.

99.1         Rave Restaurant Group, Inc. press release dated December 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2016	RAVE RESTAURANT GROUP, INC. By: /s/ CLINTON J. COLEMAN Clinton J.Coleman, Interim President and Chief Executive Officer